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                    [FULBRIGHT & JAWORSKI L.L.P. Letterhead]


May 13, 1996


Rush Enterprises, Inc.
8810 I.H. 10 East
San Antonio, Texas 78219

Gentlemen:

        We have acted as counsel for Rush Enterprises, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,875,000 shares of the Company's common stock, $.01 par value ("Common Stock"), and related purchase rights pursuant to the Rights Agreement dated April 8, 1996, between the Company and American Stock Transfer & Trust Company, trustee (the "Rights"), to be offered upon the terms and subject to the conditions set forth in the Registration Statement on Form S-1 (the Registration Statement, as amended at the time it becomes effective, being herein referred to as the "Registration Statement") relating thereto filed with the Securities and Exchange Commission.

        In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of the articles of incorporation of the Company, the by-laws of the Company, the corporate proceedings with respect to the offering of shares of Common Stock and the Rights and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

        We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

        Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the shares of Common Stock and the Rights proposed to be issued have been duly and validly authorized for issuance and,
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Rush Enterprises, Inc.
May 13, 1996
Page 2

when issued, delivered, sold and paid for in accordance with the terms of the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,


                                /s/ Fulbright & Jaworski L.L.P.